Exhibit 10.5

Execution Version

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT is entered into as of March 2, 2021 (the “Subordination Agreement”) among (a) TREE LINE CAPITAL PARTNERS, LLC (“Tree Line”), as administrative agent (Tree Line, in such capacity, together with its successors and assigns, the “Administrative Agent”), and (b) BRF FINANCE CO., LLC (together with his successors or permitted assigns, the “Subordinated Creditor”), and acknowledged and agreed by each of DASH HOLDING COMPANY, INC., a Delaware corporation (“Holdings”), and DASH MEDICAL GLOVES, LLC, a Wisconsin limited liability company and a Subsidiary of Holdings (the “Borrower”).

RECITALS

A. The Borrower and Holdings have entered into that certain Credit Agreement, dated as of the date hereof (as amended, modified, extended, renewed, restated, amended and restated, replaced, or supplemented from time to time, the “Credit Agreement”), by and among the Borrower, Holdings, the Subsidiaries of the Credit Parties signatory thereto and that become Guarantors thereunder pursuant to Section 8.10 thereof, the Administrative Agent, Tree Line as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”), and the lenders time to time party thereto (the “Senior Lenders”).

B. Holdings and the Borrower have executed that certain Subordinated Working Capital Promissory Note, dated as of the date hereof (as amended, modified, extended, renewed, restated, amended and restated, replaced, or supplemented from time to time to the extent permitted by this Subordination Agreement, the “Subordinated Note”), in favor of the Subordinated Creditor, in the aggregate face principal amount of $3,000,000.00.

C. In order to induce each Senior Lender to provide the credit facilities under the Credit Agreement, the Credit Parties and the Subordinated Creditor have agreed to limit the rights of the Subordinated Creditor to receive payments from the Credit Parties or other payments on the Subordinated Debt (as defined below) as hereinafter provided.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. The following terms shall have the meanings set forth with respect thereto:

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Bankruptcy Event” means any Credit Party or any Subsidiary of any Credit Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (A) liquidation, reorganization or other relief in respect of a Credit Party or any Subsidiary of any Credit Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or any Subsidiary of any Credit Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Credit Party or Subsidiary of any Credit Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

“Collateral” means any and all property owned, leased or operated by a Person covered by the Senior Debt Documents and any and all other property of any Credit Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Administrative Agent or the Collateral Agent, to secure the Senior Debt.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Distribution” shall mean, with respect to any indebtedness, obligation or security, (a) any payment or distribution by any Person of cash, securities or other property, by set-off, or otherwise, on account of such indebtedness, obligation or security or (b) any redemption, purchase or other acquisition of such indebtedness, obligation or security by any Person.

“Enforcement Action” means any action to enforce or attempt to enforce any right or remedy available with respect to the Subordinated Debt under the Subordinated Debt Documents, applicable law or otherwise including, without limitation, any action to (a) accelerate the maturity of all or any part of the Subordinated Debt (other than automatic acceleration upon a Bankruptcy Event) or demand or request any payment thereon that is prohibited by this Subordination Agreement, (b) take from or for the account of any Credit Party or other guarantor of the Subordinated Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any such Person with respect to the Subordinated Debt, (c) realize or foreclose upon, repossess, sell or otherwise dispose of, liquidate, or otherwise restrict or interfere with the use of, any property of the Credit Parties or any other guarantor of the Subordinated Debt, (d) commence, continue or participate in any suit, action or proceeding or other collection or enforcement action of any kind, against any Credit Party or any other guarantor of the Subordinated Debt or against any property of any Credit Party or any other guarantor of the Subordinated Debt (including any Proceeding), in any case, seeking, directly or indirectly, to sue for payment, to enforce any other rights or remedies, or to enforce any of the obligations incurred by the Credit Parties or any other guarantor of the Subordinated Debt, under or in connection with the Subordinated Debt or the Subordinated Debt Documents, (e) commence or pursue any judicial, arbitral or other proceeding or legal action of any kind, seeking injunctive or other equitable relief to prohibit, limit or impair the commencement or pursuit by the Senior Lenders or the Administrative Agent of any of its rights or remedies under or in connection with the Senior Debt or otherwise available to the Senior Lenders or the Administrative Agent under applicable law or (f) to exercise any put option or to cause any Credit Party or any other guarantor of the Subordinated Debt to honor any redemption or mandatory prepayment obligation under the Subordinated Debt; provided, however, “Enforcement Action” shall not include (A) the acceptance of Reorganization Securities in accordance with this Subordination Agreement, (B) the accrual (but not actual payment) of interest at the default rate under the Subordinated Note, (C) the delivery of notices of default (but not acceleration) or reservation of rights under the Subordinated Debt Documents, (D) the filing of responsive or defensive pleadings solely in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Subordinated Creditor that are not inconsistent with the terms of this Agreement, (E) the acceptance of payments permitted by the terms of this Subordination Agreement or (F) any suit or action initiated or maintained by the Subordinated Creditor necessary to prevent the expiration of any applicable statute of limitations or similar permanent restriction on claims or to assert a compulsory cross-claim or counterclaim against any Credit Party (provided that (y) such suit or action is not initiated earlier than ninety (90) days prior to the expiration of any applicable statute of limitation or restriction on claims and (z) no payment on the Subordinated Debt or money damages are received or retained in connection therewith).

“GAAP” means generally accepted accounting principles in the United States of America.

“Lien” means any mortgage, pledge, security interest, hypothecation, assignment for collateral purposes, lien (statutory or other) or similar encumbrance, and any easement, right-of-way, license, restriction (including zoning restrictions), defect, exception or irregularity in title or similar charge or encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof); provided, that in no event shall an operating lease entered into in the ordinary course of business or any precautionary UCC filings made pursuant thereto by an applicable lessor or lessee, be deemed to be a Lien.

“New Administrative Agent” has the meaning ascribed thereto in Section 9.

“New Senior Debt Document” has the meaning ascribed thereto in Section 9.

“Paid in Full” means, with respect to the Senior Debt, all Senior Debt (including, without limitation, all indemnification obligations with respect to any claims that have been asserted) has been indefeasibly paid in full in cash (other than contingent indemnification obligations to the extent no claim has been asserted with respect thereto), and all commitments to lend under the Senior Debt Documents have been terminated. “Payment in Full” shall have a correlative meaning.

“Permitted Subordinated Debt Payments” means payments of (a) closing fees in connection with the closing of the Subordinated Debt (the amount of which shall have been previously disclosed to the Administrative Agent in writing on or before the date hereof, including in any funds flow memorandum); (b) PIK Interest Payments; (c) so long as no Senior Default has occurred and is continuing, regularly scheduled cash payments of interest on, the Subordinated Debt, in each case, due and payable on a non-accelerated, non-default rate of interest basis in accordance with the terms of the Subordinated Debt Documents, and (d) commencing any time after March 31, 2022, (i) so long as (A) Consolidated Working Capital (as defined in the Credit Agreement) has declined sequentially for each of the three months in the preceding fiscal quarter, (B) the aggregate amount of outstanding Revolving Loans (as defined in the Credit Agreement) as of such date is equal to $0, (C) on a pro forma basis, the Senior Leverage Ratio (as defined in the Credit Agreement) for the most recently ended quarter for which financial statements have been delivered pursuant to Section 8.01(b) of the Credit Agreement is less than 3.00:1.00, (D) both before and after giving effect to any such payment, no Senior exists or would occur as a result thereof and (E) the Borrower has greater than $1,500,000 of Qualified Cash (as defined in the Credit Agreement) after giving pro forma effect to such payment, quarterly mandatory prepayments by the Borrower pursuant to the terms of the Subordinated Note in an amount not to exceed (x) the Qualified Cash of the Credit Parties, less (y) $1,500,000, or (ii) so long as (A) the Consolidated Adjusted EBITDA (as defined in the Credit Agreement) for the most recently ended fiscal quarter is greater than $2,500,000, (B) the aggregate amount of outstanding Revolving Loans as of such date is equal to $0, (C) both before and after giving effect to any such payment, no Senior exists or would occur as a result thereof and (D) the Borrower has greater than $1,500,000 of Qualified Cash after giving pro forma effect to such payment, quarterly mandatory prepayments by the Borrower pursuant to the terms of the Subordinated Note in an amount not to exceed the amount by which the Consolidated Adjusted EBITDA for the most recently ended fiscal quarter exceeds $2,500,000.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“PIK Interest Payments” means non-cash in-kind payments of interest (whether such payments are made by adding such amount to the principal amount of the Subordinated Debt or by issuing a new note in the same form as the Subordinated Note).

“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person (including, without limitation, any such proceeding under the Bankruptcy Code). Unless otherwise specified herein, any reference to a Proceeding shall refer to a Proceeding involving a Credit Party.

“Refinance”, “Refinancings” and “Refinanced” means, in respect of the Senior Debt under the Senior Debt Documents, to issue other indebtedness in exchange or replacement for such Senior Debt, in whole or in part and in respect of the Subordinated Debt under the Subordinated Debt Documents, to issue other indebtedness in exchange or replacement for such Subordinated Debt, in whole or in part.

“Reorganization Securities” has the meaning ascribed thereto in subsection 3(h).

“Replacement Senior Debt” means indebtedness incurred by any Credit Party to Refinance the Senior Debt and all obligations incurred or issued in connection therewith.

“Senior Avoidance” has the meaning ascribed thereto in subsection 3(f).

“Senior Debt” means (a) all Obligations (as such term is defined in the Credit Agreement) and (b) all other present and future indebtedness, obligations and liabilities (including, without limitation, all interest, fees, costs and other items accruing after the filing of any Bankruptcy Event relating to the Borrower or any other Credit Party, whether or not a claim for post-filing or post-petition interest, fees, costs and other items is allowed in such Bankruptcy Event) of the Borrower and the other Credit Parties to the Senior Lenders or the Administrative Agent under the Credit Agreement, the Senior Debt Documents or any financing provided to the Borrower or any Credit Party by the Administrative Agent in connection with any Bankruptcy Event related to the Borrower or any other Credit Party.

“Senior Debt Documents” means the Credit Agreement, all Credit Documents (as such term is defined in the Credit Agreement) and all other agreements, documents and instruments at any time executed and/or delivered by the Borrower, any other Credit Party or any other Person with, to or in favor of the Administrative Agent in connection therewith or related thereto and such documents evidencing successive Refinancings of the Senior Debt in accordance with this Subordination Agreement, in each case, as amended, modified, extended, renewed, restated, amended and restated, replaced, or supplemented from time to time.

“Senior Default” shall mean any “Default” or “Event of Default” under and as defined in the Credit Agreement.

“Senior Default Notice” shall mean a written notice sent by the Administrative Agent to the Subordinated Creditor (with a copy to the Borrower) pursuant to which the Subordinated Creditor is notified of the occurrence of a Senior Default.

“Subordinated Debt” means all present and future indebtedness, obligations and liabilities of the Borrower and the other Credit Parties to the Subordinated Creditor arising under the Subordinated Debt Documents, whether for principal, interest, fees, costs and expenses (including, without limitation, attorneys’ fees) or otherwise (including, without limitation, all interest, fees, costs and other items accruing after the filing of any Bankruptcy Event relating to the Borrower or any other Credit Party, whether or not a claim for post-filing or post-petition interest, fees, costs and other items is allowed in such Bankruptcy Event).

“Subordinated Debt Default” shall mean a default in the payment of the Subordinated Debt or a default or breach in the performance of any term, covenant or condition contained in the Subordinated Debt Documents or any other occurrence permitting the Subordinated Creditor to accelerate the payment of, put or cause the redemption of all or any portion of the Subordinated Debt.

“Subordinated Debt Default Notice” shall mean a written notice sent by the Subordinated Creditor to the Administrative Agent (with a copy to the Borrower) pursuant to which the Administrative Agent is notified of the occurrence of a Subordinated Debt Default.

“Subordinated Debt Documents” means the Subordinated Note and all other agreements, documents and instruments at any time executed and/or delivered by the Borrower or any other Credit Party with, to or in favor of the Subordinated Creditor in connection therewith or related thereto, in each case, as amended, modified, extended, renewed, restated, amended and restated, replaced, or supplemented from time to time to the extent permitted hereby.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of Holdings or a Credit Party, as applicable.

2. Subordination of Debt.

(a) The Subordinated Debt shall be subordinate and junior in right of payment and collection to the payment and collection in full of all of the Senior Debt. Until all Senior Debt has been Paid in Full, no Credit Party or any other Person will make any payment or any other Distribution, and the Subordinated Creditor will not accept any payment or any other Distribution, on any Subordinated Debt from any Credit Party or any other Person, and the Subordinated Creditor shall not be entitled to receive any payment or any other Distribution with respect thereto, and anything of value received on account of the Subordinated Debt will be held by the Subordinated Creditor in trust and immediately will be turned over to the Administrative Agent in the form received to be applied by the Administrative Agent to the Senior Debt.

(b) Notwithstanding the foregoing, the Credit Parties shall be permitted to make, and the Subordinated Creditor shall be entitled to receive and retain, Permitted Subordinated Debt Payments; provided that no Permitted Subordinated Debt Payment (except PIK Interest Payments which may be made without restriction) may be made by the Credit Parties or accepted by the Subordinated Creditor if, at the time of such payment, the Borrower and the Subordinated Creditor shall have been sent a Senior Default Notice from the Administrative Agent stating that a Senior Default exists.

(c) The Credit Parties may resume (and may make any Permitted Subordinated Debt Payments missed due to the application of paragraph (b) of this Section 2), and the Subordinated Creditor may thereafter accept, Permitted Subordinated Debt Payments, upon the earlier to occur of (A) the cure or waiver of the Senior Default in accordance with Section 2(d) below and (B) the Senior Debt is Paid In Full.

(d) No Senior Default shall be deemed to have been cured or waived for purposes of this Section 2 unless and until the Credit Parties shall have received a written notice of cure or waiver from the Administrative Agent, which written notice the Administrative Agent agrees to furnish promptly following such cure or waiver (if any), or, upon reasonable written request of the Subordinated Creditor or the Credit Parties following such actual cure or waiver (if any) in accordance with the terms of the Credit Agreement.

(e) In the event of any Proceeding, all amounts or other items received following the commencement of such Proceeding by any of the Subordinated Creditor in respect of the Subordinated Debt (including any distribution which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt, but excluding any Reorganization Securities) shall be paid or delivered directly to the Administrative Agent (to be held and/or applied by the Administrative Agent to the Senior Debt in accordance with the terms of the Senior Debt Documents) until all Senior Debt is Paid In Full. The Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all distributions in respect of the Subordinated Debt to the Administrative Agent. The Subordinated Creditor also irrevocably authorizes and empowers the Administrative Agent, in the name of the Subordinated Creditor to demand, sue for, collect and receive any and all such distributions which the Administrative Agent is entitled to receive pursuant to the preceding sentence.

3. Remedies of the Subordinated Creditor; Waivers; Bankruptcy Matters.

(a) Until all of the Senior Debt has been Paid in Full, no holder of the Subordinated Debt will exercise or seek to exercise any Enforcement Action without the prior written consent of the Administrative Agent until the earliest to occur of the following and in any event with respect to clause (ii) below, no earlier than twenty (20) days after the Administrative Agent’s receipt of written notice of the Subordinated Creditor’s intention to take any such Enforcement Action:

(i) acceleration of any of the Senior Debt (other than mandatory prepayments required under the Senior Debt Documents not directly due as a result of an Event of Default under the Senior Loan Agreement); or

(ii) the passage of one hundred eighty (180) days from the delivery of a Subordinated Debt Default Notice to the Administrative Agent if any Subordinated Debt Default described therein shall not have been cured or waived within such period (a “Standstill Period”); provided, however, (x) if following the acceleration of the Senior Debt as described in clause (i) above, such acceleration is rescinded, then any acceleration of the Subordinated Debt shall likewise be rescinded, the terms of the Subordinated Debt Documents shall be reinstated, and any and all actions to collect the Subordinated Debt shall be terminated; and (y) any distributions or other proceeds of any Enforcement Action obtained by the holders of Subordinated Debt shall in any event be held in trust by it for the benefit of Collateral Agent and Senior Lenders and promptly be paid or delivered to Collateral Agent for the benefit of Senior Lenders in the form received until all Senior Debt has been Paid in Full.

(b) Whether or not any Proceeding has been commenced by or against any Credit Party or any other guarantor of the Subordinated Debt, no holder of the Subordinated Debt will (whether or not permitted in a Proceeding) (i) contest, protest, oppose or object to, or support any other Person contesting, protesting, opposing or objecting to, (1) any foreclosure proceeding or action brought by the Administrative Agent or any Senior Lender or other exercise by the Administrative Agent or a Senior Lender of its rights and remedies under the Senior Debt Documents, (2) the forbearance by the Administrative Agent or the Senior Lenders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Senior Debt Documents, (3) any request by the Administrative Agent or any Senior Lender for adequate protection or any objection by the Administrative Agent or any Senior Lender to any motion, relief, action or proceeding based on a claim of a lack of adequate protection, (4) the payment of interest, fees, expenses or other amounts to the Administrative Agent or any Senior Lender under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise or (5) any claim by the Administrative Agent or any Senior Lender for allowance in any Proceeding involving the Borrower or any other Credit Party of the Senior Debt consisting of post-petition interest, fees or expenses as provided in the Senior Debt Documents, (ii) initiate or prosecute, or join with any other Person to initiate or prosecute, any claim, action or other proceeding (1) challenging the enforceability, validity, priority or perfected status of the Senior Debt or of any Liens on assets securing the Senior Debt or (2) asserting any claims which the Borrower or any other Credit Party may hold with respect to the Senior Debt or the Administrative Agent, (iii) without the prior written consent of the Administrative Agent, seek to lift the automatic stay in any Proceeding involving the Borrower or any other Credit Party or oppose (or support any other Person in opposing) any claim by the Administrative Agent or any Senior Lender for any relief from or modification of the automatic stay in any Proceeding involving the Borrower or any other Credit Party, or (iv) take any other action that would interfere with or delay any exercise of remedies under the Senior Debt Documents (including, without limitation, taking any Enforcement Action). Additionally, each holder of the Subordinated Debt severally acknowledges and agrees that no covenant, agreement or restriction contained in the Subordinated Debt Documents shall be deemed to restrict in any way the rights and remedies of the Administrative Agent with respect to the Senior Debt Documents.

(c) The Subordinated Creditor shall not have the right to file any claim or proof of claim or other instrument of similar character necessary to enforce the obligations of any Credit Party in respect of the Subordinated Debt (a “Proof of Claim”) in any Proceeding involving any Credit Party or to vote on any plan of reorganization involving any Credit Party or any debtor-in-possession financing in connection with any Proceeding, in each case with respect to the Subordinated Debt which is in any way inconsistent with the provisions of this Subordination Agreement. At any meeting of creditors or in the event of any such Proceeding, the Subordinated Creditor shall, subject to the immediately following sentence, retain the right to vote, file Proofs of Claim and otherwise act with respect to the Subordinated Debt in a manner not in any way inconsistent with the provisions of this Subordination Agreement or in violation of the provisions in this Subordination Agreement (including the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension that is not in any way inconsistent with the provisions of this Subordination Agreement or in violation of the provisions in this Subordination Agreement); provided, that, for the sake of clarity, and without limiting any other provisions of this Subordination Agreement (i) the Subordinated Creditor shall not act in any respect, or vote in favor of any such plan so as to (A) contest the validity of the Senior Debt or any Lien securing the Senior Debt, (B) contest the rights of the Administrative Agent or any Senior Lender established in any Senior Debt Document, (C) contest any of the obligations of the Subordinated Creditor hereunder, or (D) otherwise provide for any terms that would be in violation of, or inconsistent with, any of the provisions of this Subordination Agreement. In the event of any Proceeding, if the Subordinated Creditor has not filed any Proof of Claim held by such holder fifteen (15) days before the expiration of the time to file the same, or if the Subordinated Creditor has not voted any Proof of Claim held by it seven (7) days before the expiration of the time to vote the same, then the Administrative Agent may (but shall not be obligated to), as attorney-in-fact for the Subordinated Creditor, duly file or vote (as the case may be) such Proof of Claim on behalf of the Subordinated Creditor in any Proceeding involving any Credit Party and (ii) exercise (but the Administrative Agent shall not have any obligation to exercise) any vote of the Subordinated Creditor in connection with any Proceeding, in each case with respect to the Subordinated Debt. The Subordinated Creditor shall not take any action to collect the Subordinated Debt in any Proceeding or other proceeding for relief of debtors or in connection with any Credit Party’s insolvency, or in liquidation or marshaling of any Credit Party’s assets or liabilities, or in any probate proceeding which is in any way inconsistent with the provisions of this Subordination Agreement, and if any distribution shall be made to the Subordinated Creditor, the Subordinated Creditor will hold the same in trust for the Administrative Agent and immediately pay to the Administrative Agent, in the form received, to be applied on the Senior Debt, all money or other assets received in any such Proceeding or other proceedings on account of the Subordinated Debt, until all Senior Debt shall have been Paid in Full. The Subordinated Creditor hereby irrevocably appoints the Administrative Agent as its attorney in fact to (A) file and vote the Subordinated Creditor’s claim (1) in a proposed bankruptcy reorganization involving any Credit Party (including to vote on any plan of reorganization involving any Credit Party) and (2) with respect to any debtor-in-possession financing in connection with any Proceeding, in each case with respect to the Subordinated Debt, and (B) sue for, compromise, collect, and receive all such money and other assets, and take any other action in the Administrative Agent’s own name or in the Subordinated Creditor’s name that the Administrative Agent shall consider advisable for enforcement and collection of the Subordinated Debt, and to apply any amounts received on the Senior Debt. Post-petition interest paid to the Administrative Agent or any Senior Lender shall constitute Senior Debt.

(d) The Subordinated Creditor hereby (i) waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Debt and notice of or proof of reliance by the Administrative Agent or the Senior Lenders upon this Subordination Agreement and protest, demand for payment or notice except to the extent otherwise specified herein and (ii) acknowledges and agrees that the Administrative Agent and the Senior Lenders have relied upon the provisions hereof in entering into the Senior Debt Documents and other documents governing or evidencing the Senior Debt and in making extensions of credit and other financial accommodations thereunder.

(e) This Subordination Agreement shall be applicable both before and after the filing of any petition by or against any Credit Party under the Bankruptcy Code or any other Proceeding involving the Borrower or any other Credit Party and all converted or succeeding cases in respect thereof, and all references herein to a Credit Party shall be deemed to apply to the trustee for such Credit Party and such Credit Party as a debtor-in-possession. This Subordination Agreement shall constitute a “subordination agreement” for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Proceeding in accordance with its terms.

(f) To the extent that the Administrative Agent or any Senior Lender receives payment on the Senior Debt or proceeds of Collateral for application to the Senior Debt that is subsequently invalidated, declared to be fraudulent or preferential, subordinated, avoided, disallowed, set aside and/or required to be repaid to a trustee, receiver or any other party under the Bankruptcy Code or any other requirement of law, common law, equitable cause or otherwise (and whether as a result of any demand, settlement, litigation or otherwise) (each a “Senior Avoidance”), then to the extent of such payment or proceeds received, such Senior Debt, or part thereof, intended to be satisfied by such payment or proceeds shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the Administrative Agent or the Senior Lender, as applicable, and this Subordination Agreement, if theretofore terminated, shall be reinstated in full force and effect as of the date of such Senior Avoidance, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Liens granted to the Administrative Agent or the Collateral Agent, as applicable, pursuant to the Senior Debt Documents or the relative rights and obligations of the Administrative Agent or the Subordinated Creditor provided for herein with respect to any event occurring on or after the date of such Senior Avoidance. The Subordinated Creditor agrees that it shall not be entitled to benefit from any Senior Avoidance, whether by preference or otherwise, it being understood and agreed that the benefit of such Senior Avoidance otherwise allocable to the Subordinated Creditor shall instead be allocated and turned over in the same form so received with any necessary endorsement for application in accordance with the priorities set forth in this Subordination Agreement.

(g) The Subordinated Creditor acknowledges and agrees that the Subordinated Debt is fundamentally different from the Senior Debt and must be separately classified in any plan of reorganization proposed or adopted in any Proceeding. The Subordinated Creditor shall not seek in any Proceeding to be treated as part of the same class of creditors as the Administrative Agent or the Senior Lenders nor shall the Subordinated Creditor oppose any pleading or motion by the Administrative Agent or the Senior Lenders that the Subordinated Creditor be treated as a separate class of creditor.

(h) If, in any Proceeding, any debt obligations of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Debt and the Subordinated Debt (any such obligations or securities (regardless of whether they have the same terms and conditions), “Reorganization Securities”), then the provisions of this Subordination Agreement will survive the distribution of such Reorganization Securities pursuant to such plan and will apply with like effect to such Reorganization Securities.

4. Modifications. At any time and from time to time, without the consent of, or notice to, the Subordinated Creditor, and without liability to the Subordinated Creditor and without releasing or impairing any of the rights of the Administrative Agent against the Subordinated Creditor or any of the Subordinated Creditor’s obligations hereunder, (a) any Senior Debt Document or any other agreement or document evidencing, governing or related to the Senior Debt may be amended, modified, extended, renewed, restated, amended and restated, replaced, or supplemented from time to time, or compliance therewith may be waived, and (b) the Administrative Agent may (i) take additional or other security for the Senior Debt, (ii) release, exchange, or subordinate any security for the Senior Debt, (iii) release any person obligated on the Senior Debt, (iii) grant any adjustment, indulgence, or forbearance to, or compromise with, any person liable for the Senior Debt and (iv) neglect, delay, omit, fail, or refuse to take or prosecute any action for collection of any Senior Debt, or to foreclose any collateral or take or prosecute any action on any agreement securing any Senior Debt. The Subordinated Creditor agrees that no modifications to any document evidencing the Subordinated Debt may be made prior to the Payment in Full of all of the Senior Debt without the prior written consent of the Administrative Agent.

5. Subordination of Liens; Guarantees.

(a) The Subordinated Creditor hereby agrees that none of the Subordinated Debt shall at any time be secured by any security interests, Liens, or mortgages on any real or personal property of any Credit Party or any other Person. The Subordinated Creditor hereby agrees that any security interests, Liens or mortgages securing the Subordinated Debt (in the event that the covenant in the foregoing sentence is breached or otherwise), shall be subordinate and inferior to any security interests, Liens or mortgages now or hereafter securing the Senior Debt and shall be subordinate in right of payment to the Senior Debt (including any guaranty of the Senior Debt). Any foreclosure against any property securing the Senior Debt shall foreclose, extinguish and discharge all security interests, Liens, and mortgages securing the Subordinated Debt, and any purchaser at any such foreclosure sale shall take title to the property so sold free of all security interests, Liens and mortgages securing the Subordinated Debt. Any Liens granted to secure the Subordinated Debt, whether granted with or without the consent of the Administrative Agent, shall be held for the additional benefit of the Administrative Agent on behalf of the Secured Parties (as defined in the Credit Agreement) to secure the Senior Debt and may be released or waived by the Administrative Agent, in its sole discretion, before, during or after a Bankruptcy Event. In furtherance of the foregoing, the Subordinated Creditor hereby irrevocably appoints the Administrative Agent its attorney-in-fact, with full authority in the place and stead of the Subordinated Creditor and in the name of the Subordinated Creditor or otherwise, to execute and deliver any document or instrument to release any Lien granted to secure the Subordinated Debt. The Liens of the Administrative Agent or the Collateral Agent, as applicable, on the Collateral shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of any of the Senior Debt, nor by any action or inaction which the Subordinated Creditor may take or fail to take in respect of the Collateral. The Subordinated Creditor hereby agrees that none of the Subordinated Note or any of the indebtedness or obligations owing thereunder, shall at any time be guaranteed by any Credit Party and for the sake of clarity, no Credit Party other than the Borrower and Holdings is, or at any time shall be, obligated in any respect whatsoever (whether as a borrower, guarantor or otherwise) with respect to the Subordinated Note and/or any of the indebtedness or other obligations thereunder.

(b) The Subordinated Creditor hereby agrees that no guaranty shall be granted in support of the Subordinated Debt by any Person. Any proceeds received by the Subordinated Creditor from a guarantee granted in violation of this Section 5(b) will be held by the Subordinated Creditor in trust and immediately will be turned over to the Administrative Agent in the form received to be applied by the Administrative Agent to the Senior Debt.

6. Subrogation. No payment or distribution to the Administrative Agent pursuant to the provisions of this Subordination Agreement shall entitle the Subordinated Creditor to exercise any rights of subrogation in respect thereof until all Senior Debt shall have been Paid in Full. After all Senior Debt is Paid in Full and provided no payments of the Senior Debt are subject to a Senior Avoidance, the Subordinated Creditor shall be subrogated to the rights of the Administrative Agent to receive payments or distributions applicable to the Senior Debt to the extent the distributions otherwise payable to the Subordinated Creditor have been applied to the Senior Debt.

7. Maturity of the Subordinated Debt. Any maturity date of the Subordinated Debt shall be at least one hundred eighty (180) days later than the stated maturity date of the Loan set forth in the Credit Agreement.

8. Statement of Subordination, Assignment by the Subordinated Creditor; Additional Instruments/ Turnover. (a) Each Credit Party and the Subordinated Creditor will cause any instrument evidencing or securing the Subordinated Debt to bear upon its face a statement that such instrument is subordinated to the Senior Debt as set forth herein, and will take all actions and execute all documents appropriate to carry out this Subordination Agreement. The Subordinated Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document unless prior to the consummation of any such action, (i) the Administrative Agent consents in writing to such action; provided that consent shall not be required for any assignment permitted under Section 7 of the Subordinated Note, and (ii) the transferee thereof shall execute and deliver to the Administrative Agent a joinder to this Subordination Agreement agreeing to be bound hereby as the holder of the Subordinated Debt. Notwithstanding the failure of any transferee to execute or deliver such joinder or any other item required under the previous sentence, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Subordination Agreement shall be binding upon the successors and assigns of the Subordinated Creditor, as provided in Section 14 hereof.

(b) Incorrect Payments/Turnover. If any Distribution on account of the Subordinated Debt not permitted to be made by any Credit Party or any other Person or accepted by the Subordinated Creditor under this Subordination Agreement is made and received by the Subordinated Creditor, such Distribution shall not be commingled with any of the assets of the Subordinated Creditor, shall be held in trust by the Subordinated Creditor for the benefit of the Administrative Agent and shall be promptly paid over to the Administrative Agent, with any necessary endorsement, for application (in accordance with the Senior Debt Documents) to the payment of the Senior Debt.

9. Effect of Refinancing. Without limiting the terms of Section 4 above, if the Payment in Full of the Senior Debt is being effected through a Refinancing and the credit agreement and the other documents evidencing the Replacement Senior Debt (the “New Senior Debt Documents”) prohibit the repayment of the Subordinated Debt or require that the Subordinated Debt be subordinated in right of payment to the repayment in full of the Replacement Senior Debt, then (a) such Payment in Full of the Senior Debt shall be deemed not to have occurred for all purposes of this Subordination Agreement, (b) the Replacement Senior Debt and all other obligations under the New Senior Debt Documents or secured on a pari passu basis with the Replacement Senior Debt (including hedge obligations and bank product obligations) shall be treated as Senior Debt for all purposes of this Subordination Agreement, (c) the New Senior Debt Documents shall be treated as the Senior Debt Documents, and (d) the administrative agent, if any, under the New Senior Debt Documents (the “New Administrative Agent”) shall be deemed to be the Administrative Agent for all purposes of this Subordination Agreement. The Subordinated Creditor shall promptly enter into such documents and agreements (including amendments or supplements to this Subordination Agreement) as New Administrative Agent may reasonably request in order to provide to the New Administrative Agent the rights and powers set forth herein.

10. Modification; Waivers. Any modification or waiver of any provision of this Subordination Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by the Administrative Agent and the Subordinated Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder. No failure or delay by the Administrative Agent in exercising any right or power under this Subordination Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

11. Governing Law; Jurisdiction; Etc.

(a) Governing Law. THIS SUBORDINATION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Subordination Agreement, or for recognition or enforcement of any judgment in such action or proceeding, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York sitting State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 15. Nothing in this Subordination Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

(d) Venue. Each Credit Party and the Subordinated Creditor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Subordination Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e) Jury Trial; Consequential Damages. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBORDINATION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SUBORDINATION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW NO PARTY HERETO SHALL ASSERT, AND EACH PARTY HERETO HEREBY WAIVES, ANY CLAIM AGAINST ANY OTHER PARTY HERETO, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS SUBORDINATION AGREEMENT OR ANY TRANSACTION, AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY.

IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE “COURT”) BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CLAIM AND THE WAIVER SET FORTH IN SECTION 12 BELOW IS NOT ENFORCEABLE IN SUCH PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS:

(i) WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN SUBCLAUSE (ii) BELOW, ANY CLAIM SHALL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE. VENUE FOR THE REFERENCE PROCEEDING SHALL BE IN THE COUNTY OF LOS ANGELES, CALIFORNIA.

(ii) THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A GENERAL REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING SET-OFF OR RECOUPMENT), (C) APPOINTMENT OF A RECEIVER, AND (D) TEMPORARY, PROVISIONAL, OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS, OR PRELIMINARY INJUNCTIONS). THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) - (D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO PARTICIPATE IN A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT WITH RESPECT TO ANY OTHER MATTER.

(iii) UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE. IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN TEN DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY SHALL HAVE THE RIGHT TO REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B). THE REFEREE SHALL BE APPOINTED TO SIT WITH ALL OF THE POWERS PROVIDED BY LAW. PENDING APPOINTMENT OF THE REFEREE, THE COURT SHALL HAVE THE POWER TO ISSUE TEMPORARY OR PROVISIONAL REMEDIES.

12. Cumulative Rights, Waivers. This Subordination Agreement is cumulative of all other rights and remedies of the Administrative Agent. No waiver by the Administrative Agent of any right hereunder, with respect to a particular payment, shall affect or impair its rights in any matters thereafter occurring.

13. Successors and Assigns; Third Party Beneficiaries, etc. This Subordination Agreement is binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of each of the parties hereto, but the Subordinated Creditor agrees that it will not assign the Subordinated Debt, or any part thereof, without the prior written consent of the Administrative Agent and without making the rights and interests of its assignee subject in all respects to the terms of this Subordination Agreement. This Subordination Agreement and the rights and benefits hereunder shall inure solely to the benefit of the Administrative Agent and the Senior Lenders and their respective successors and permitted assigns and no other Person (including Borrower, the other Credit Parties or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert rights or benefits hereunder. Nothing contained in this Subordination Agreement is intended to or shall impair the obligation of the Borrower or any other Credit Party to pay the Senior Debt or the Subordinated Debt as and when the same shall become due and payable in accordance with their respective terms, or to affect the relative rights of the lenders of the Borrower or any other Credit Party, other than the Administrative Agent and the Senior Lenders and the Subordinated Creditor as between themselves.

14. Counterparts. This Subordination Agreement may be executed in one or more counterparts (including by facsimile or other electronic means), each of which will be deemed to be an original copy of this Subordination Agreement and all of which, when taken together, will be deemed to constitute one and the same instrument.

15. Notices.

(a) Notices Generally. Except as provided in paragraph (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i)	If to any Credit Party:

DASH Holding Company, Inc.

9635 S. Franklin Dr.

Franklin, WI 53132-8847

Attention: Joseph Kubicek

Email: joekubicek@icloud.com

Attention: Randy Paulson

Email: rpaulson@odysseyinvestment.com

with a copy (which shall not constitute notice to any Credit Party) to:

Godfrey & Kahn, S.C.

833 East Michigan Street, Suite 1800

Milwaukee, Wisconsin 53202-5615

Attention: Brett D. Koeller

E-Mail: bkoeller@gklaw.com

(ii)	If to the Administrative Agent:

Tree Line Capital Partners, LLC

101 California Street, Suite 1700

San Francisco, California 94111

Attention: Frank Cupido

Telephone: (415) 795-7578

Facsimile: (504) 569-7910

Email: fcupido@treelinecp.com

with copies (which shall not constitute notice to the Administrative Agent) to:

King & Spalding

1180 Peachtree Street

Atlanta, Georgia 30309

Attention:	J. Craig Lee
Telephone:	(404) 572-2881
Facsimile:	(404) 572-5135
Email:	craiglee@kslaw.com

(iii)	If to the Subordinated Creditor:

Bryant Riley

BRF Finance Co., LLC

11100 Santa Monica Blvd Ste 800

Los Angeles, CA 90025

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

(b) Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by written notice to the other parties hereto.

16. Reimbursement. The Subordinated Creditor hereby agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented (to the extent available) out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Subordination Agreement, including the reasonable fees, disbursements and other charges of counsel to the Administrative Agent.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties have executed this Subordination Agreement as of the date first written above.

TREE LINE CAPITAL PARTNERS, LLC,
as the Administrative Agent

By:	/s/ Tom Quimby
Name:	Tom Quimby
Title:	Management Member

[Signature Page to Subordination Agreement]

SUBORDINATED CREDITOR:

BRF FINANCE CO., LLC

By:	/s/ Phil Ahn
Name:	Phil Ahn
Title:	CFO

[Subordination Agreement]

Acknowledged and agreed
as of the first date written above:

DASH MEDICAL GLOVES, LLC,
a Wisconsin limited liability company

By:	DASH Holding Company, Inc.,
its Managing/Sole Member

By:	/s/ Joseph Kubicek
Name:	Joseph Kubicek
Title:	Chief Executive Officer and President

By:	/s/ Randy Paulson
Name:	Randy Paulson
Title:	Vice President, Treasurer and Secretary

DASH HOLDING COMPANY, INC.,
a Delaware corporation

By:	/s/ Joseph Kubicek
Name:	Joseph Kubicek
Title:	Chief Executive Officer and President

By:	/s/ Randy Paulson
Name:	Randy Paulson
Title:	Vice President, Treasurer and Secretary

[Signature Page to Subordination Agreement]